LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


Know all by these presents, that the undersigned hereby constitutes and appoints each of Phillip A. Reinsch, Lance Phillips and Lindsey Crabbe signing singly, as the undersigneds true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of Capstead Mortgage Corporation (the "Company"),
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, and 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission (the "SEC") and
any stock exchange or similar authority, including the preparation and filing of a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain a CIK number, access codes and passwords as are required in order to enable the undersigned to file the Form 3, 4, and 5 electronically with the SEC;

	(3)	seek or obtain, as the undersigneds representative and on the undersigneds behalf, information on transactions in the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigneds attorneys-in-fact appointed by this
Power of Attorney and approves and ratifies any such release of information; and

	(4) 	take any and other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her discretion, determines to be reasonable.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of August, 2020.


	/s/ Patsy Joseph Augustine
	Signature


	Patsy Joseph Augustine
	Print Name